As filed with the Securities and Exchange Commission on April 29, 2025

File No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

CALIFORNIA

(State or other jurisdiction of incorporation or organization)

95-4137452

(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue (P.O. Box 976)

Rosemead, California 91770

(Address of Principal Executive Offices)

EDISON INTERNATIONAL 2007 PERFORMANCE INCENTIVE PLAN

(Full title of the Plan)

Kathleen Brennan de Jesus

Senior Attorney

2244 Walnut Grove Avenue (P.O. Box 976)

Rosemead, California 91770

(Name and address of agent for service)

(626) 302-3476

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, Edison International (the “Registrant”) is registering an additional 16,500,000 shares of common stock, no par value, (the “Common Stock”) that are issuable from time to time pursuant to the Edison International 2007 Performance Incentive Plan, as amended and restated on April 24, 2025 (the “Plan”).

The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2016. The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-211070), which is made a part hereof. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed by the Registrant with the Commission on February  27, 2025, including the sections of the Registrant’s Definitive Proxy Statement on Schedule 14A for the Registrant’s 2025 Annual Meeting of Stockholders, as filed with the Commission on March 14, 2025, incorporated by reference into the Annual Report;

(b)	The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2025, filed with the Securities and Exchange Commission on April 29, 2025;

(c)	The Registrant’s Current Reports on Form 8-K filed on February 10, 2025, February 20, 2025, March 14, 2025, and April 25, 2025;

(d)

The “Description of Registrant’s Securities to be Registered” on pages 4-5 of the Registration of Securities of Certain Successor Issuers on Form 8-B filed by SCEcorp (predecessor of the Registrant) on May 20, 1988, as updated by the description contained in Exhibit 4.1 to the Form 10-K filed with the Commission on February 27, 2025, including any amendments or reports filed with the Commission that update such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the Common Stock offered hereby has been passed on by Michael A. Henry, our Vice President, Assistant General Counsel and Corporate Secretary. Mr. Henry is a salaried employee of Southern California Edison and earns stock-based compensation based on Edison International’s common stock.

Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1	Certificate of Restated Articles of Incorporation of Edison International, effective December 19, 2006, together with all Certificates of Determination of Preference of Preferred Stock issued since December 19, 2006 (File No. 1-9936, filed as Exhibit 3.1 to Edison International’s Form 10-K for the year ended December 31, 2021)*

4.2	Bylaws of Edison International, as amended effective, December 8, 2022 (File No. 1-9936, filed as Exhibit No. 3.1 to Edison International’s Form 8-K dated December 8, 2022 and filed December 9, 2022)*

5.1	Opinion of Counsel (filed herewith)

10.1	Edison International 2007 Performance Incentive Plan (incorporated by reference from the Appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 14, 2025)*

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24.1	Power of Attorney (filed herewith)

107.1	Filing Fee Table (filed herewith)

(*)	Incorporated by reference to the indicated filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 29th day of April, 2025.

EDISON INTERNATIONAL

By	/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro J. Pizarro* Pedro J. Pizarro	President, Chief Executive Officer and Director (principal executive officer)	April 29, 2025

/s/ Maria C. Rigatti* Maria C. Rigatti	Executive Vice President and Chief Financial Officer (principal financial officer)	April 29, 2025

/s/ Kara G. Ryan Kara G. Ryan	Vice President, Chief Accounting Officer and Controller (principal accounting officer)	April 29, 2025

/s/ Jeanne Beliveau-Dunn* Jeanne Beliveau-Dunn	Director	April 29, 2025

/s/ Michael C. Camuñez* Michael C. Camuñez	Director	April 29, 2025

Jennifer M. Granholm	Director

/s/ James T. Morris* James T. Morris	Director	April 29, 2025

/s/ Timothy T. O’Toole* Timothy T. O’Toole	Director	April 29, 2025

/s/ Marcy L. Reed* Marcy L. Reed	Director	April 29, 2025

/s/ Carey A. Smith* Carey A. Smith	Director	April 29, 2025

/s/ Linda G. Stuntz* Linda G. Stuntz	Director	April 29, 2025

/s/ Peter J. Taylor* Peter J. Taylor	Director	April 29, 2025

/s/ Keith Trent* Keith Trent	Director	April 29, 2025

*By	/s/ Kathleen Brennan de Jesus
(Kathleen Brennan de Jesus, Attorney-in Fact)